Exhibit 99.1

For Auxilium Pharmaceuticals: Neil Lansing, Chief Financial Officer 610-239-8850 Felicia Vonella, Lazar Partners, Ltd. 212-843-0210	For Oscient Pharmaceuticals: Christopher Taylor 781-398-2466 Sarah Emond 781-398-2544

For Immediate Release:

Auxilium Pharmaceuticals and Oscient Pharmaceuticals Establish

Co-Promotion Partnership for Testim® 1% Testosterone Gel

Oscient’s 250-Person Sales Force to Drive Selling Efforts for Auxilium’s Testim®

To Primary Care Physicians

Norristown, PA and Waltham, MA, April 13, 2005 – Auxilium Pharmaceuticals (NASDAQ: AUXL) and Oscient Pharmaceuticals Corporation (NASDAQ: OSCI) have signed a co-promotion partnership to promote Auxilium’s marketed product, Testim® 1% testosterone gel, for the treatment of hypogonadism in the U.S., to a significantly larger group of primary care physicians beyond those already called upon by Auxilium.

Under the terms of the agreement, Oscient will promote Testim® to primary care physicians using its 250-person sales force, currently promoting FACTIVE® (gemifloxacin mesylate) tablets, while Auxilium will continue to promote Testim® using its specialty sales force that calls on urologists, endocrinologists and select primary care physicians. Both companies will share profits from primary care sales above a pre-determined baseline after marketing expenses are reimbursed. The co-promotion partnership has an initial term of two years and may be extended for up to six years, pending achievement of mutually agreed upon milestones.

Commenting on the agreement, Ms. Gerri Henwood, Chairman and Chief Executive Officer of Auxilium said, “This co-promotion partnership provides a notable expansion opportunity for us and one that we believe will allow us to reach a larger universe of patients suffering from hypogonadism. We are impressed with Oscient’s strong track record in selling and marketing to this important physician segment, supplementing our own marketing efforts for Testim®. With three times the number of sales representatives detailing Testim®, our combined promotional voice could translate into increased share of the testosterone replacement market.”

The Oscient sales force currently promotes FACTIVE, a fluoroquinolone antibiotic indicated for the treatment of acute bacterial exacerbations of chronic bronchitis and mild to moderate community-acquired pneumonia, to primary care physicians.

“This opportunity provides a second high growth product to our recently expanded sales force and signifies an important milestone for Oscient. Testim® is an excellent complement to FACTIVE because it will be detailed largely to the same primary care physician population,”

stated Steven M. Rauscher, President and Chief Executive Officer, Oscient Pharmaceuticals. “A second product allows us to maximize the investment in our sales infrastructure while continuing to build long-term value for Oscient. We look forward to a mutually beneficial partnership with Auxilium.”

Financial Guidance

The parties currently estimate that the projected budget for marketing and promotion of Testim in the primary care physician market in the United States will be approximately $10.5 million in 2005 and approximately $13.0 million in 2006, and both companies will share equally in the expenses. The 2005 incremental expense impact to Auxilium is estimated to be $3.9 million versus the 2005 full-year guidance previously reported by Auxilium.

About Testim® and Hypogonadism

Hypogonadal men exhibit lower than normal levels of testosterone, resulting in a variety of symptoms including low energy levels, loss of sex drive, decreased sexual performance, loss of muscle mass, reduced bone density, increased body fat, and mild depression. Hypogonadism is a disorder impacting approximately 20% of the U.S. male population over 50. The companies believe of the 4 to 5 million men with the condition, only 5% currently receive treatment.

Testim® is a marketed, proprietary, topical 1% testosterone gel that treats hypogonadism by raising testosterone blood levels back to normal for the 24-hour period following application. Testim® is packaged in convenient, easy-to-open, single-use tubes. Patients apply Testim® once a day to the upper arms and shoulders and its active ingredient, testosterone, is absorbed through the skin and into the bloodstream. Testim® has been studied in 13 clinical trials in over 1,600 patients, including five studies with currently marketed products.

For important information regarding the safety and use of Testim®, please see the prescribing information available at www.testim.com.

About Auxilium

Auxilium Pharmaceuticals, Inc., founded in 1999, is a fully integrated specialty pharmaceutical company with a focus on urology and sexual health. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its 100 person sales and marketing team. Auxilium is developing additional Testim® line extensions in addition to a product in Phase II for treatment of Peyronie’s Disease as well as other products for urology and sexual health. For additional information, visit www.auxilium.com.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. Oscient is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD).

Forward-Looking Statement for Auxilium Pharmaceuticals

In addition to historical facts or statements of current condition, this release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the projected budget for marketing and promotion of Testim® in the primary care physician market in the United States and the incremental expense impact to Auxilium resulting from the co-promotion agreement versus the 2005 full-year guidance previously reported by Auxilium and the effect the co-promotion partnership will have on Testim® sales to primary care physicians in the United States, Testim® market share of the testosterone replacement therapy market, the number of sales representatives detailing Testim® and the markets to which the Auxilium and Oscient sales forces will promote Testim®. All statements other than statements of historical facts contained in this release, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to Auxilium, are intended to identify forward-looking statements. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Auxilium’s Form S-1 Registration Statement and “Factors That May Affect Future Results” in Form 10-Q for the quarterly period ended September 30, 2004, each of which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward- looking statements. Auxilium undertakes no obligation to update publicly any forward-looking statement.

Forward-Looking Statement for Oscient Pharmaceuticals

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon the successful commercialization of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully commercialize FACTIVE tablets. Our business will also be dependent upon the successful co-promotion of Testim® 1% testosterone gel. A number of factors could negatively affect our sales of these products, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are described under the heading “Risk Factors” in ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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